UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 22, 2018

The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 22, 2018, Sarah J. Schlesinger, age 57, was appointed to the Board of the Company. Dr. Schlesinger will serve as a director with a term expiring at the Company’s 2018 annual meeting of stockholders.

Dr. Schlesinger has spent more than 20 years working in the field of cellular immunity. She is currently the Chair of The Rockefeller University Hospital’s Institutional Review Board (IRB) and Senior Physician and Associate Professor of Clinical Investigation at The Rockefeller University. Prior to becoming Chair of the hospital’s IRB, Dr. Schlesinger served as Clinical Director of the Laboratory of Molecular Immunology and Clinical Director of The Laboratory of Cellular Immunology and Physiology - the laboratory led by the late Ralph M. Steinman, M.D., 2011 Nobel Laureate in Physiology or Medicine. Before joining The Rockefeller University in 2003, Dr. Schlesinger was a scientist at the International AIDS Vaccine Initiative in New York City from 2002 to 2003, and a Research Physician/Pathologist at the Division of Retrovirology at the Walter Reed Army Institute of Research from 1996 to 2002. Dr. Schlesinger trained in Surgery at the Albert Einstein College of Medicine and began her career in pathology at Georgetown University in Washington, DC, and hospitals in New York including Buffalo General, Hospital New York and the Manhattan Eye, Ear and Throat Hospital. Dr. Schlesinger leads clinical trials and also chairs the research education and training committee of the Center for Clinical and Translational Science at The Rockefeller University Hospital. She is co-director of Rockefeller’s Clinical Scholars program and the Certificate in Clinical and Translational Sciences program. Widely published in her field, Dr. Schlesinger has been recognized with numerous awards for her research and teaching. She is also a member of numerous, prominent medical societies, including the United States and Canadian Academy of Pathology, the American Association for the Advancement of Science and the College of American Pathologists. Dr. Schlesinger serves on the board of three non-profit organizations: AVAC (AIDS Vaccines Advocacy Coalition); Global Viral; and The Hastings Center, the pre-eminent center for the study of bioethics. She served as an independent director of Ariad Pharmaceuticals from 2013 until its sale to Takeda in 2017. She is currently a member of the Scientific Advisory Board of Lycera Corp., as well as a consultant to Lycera’s CEO on matters of clinical development, and an independent director of Innoviva, Inc. Dr. Schlesinger graduated with honors from Wellesley College and obtained her medical doctorate from Rush Medical College in Chicago, Illinois.

The Board determined that Dr. Schlesinger qualifies as an independent director under the rules of the U.S. Securities and Exchange Commission and the listing standards of the NASDAQ Stock Market. There are no arrangements or understandings between Dr. Schlesinger and any other person pursuant to which she was selected as a director, and there are no transactions involving Dr. Schlesinger that would be required to be reported under Item 404(a) of Regulation S-K.

The Company issued a press release with respect to Dr. Schlesinger’s appointment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(d)    Exhibits

99.1	Press release dated February 27, 2018 entitled "The Medicines Company Appoints Dr. Sarah Schlesinger to its Board of Directors".

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date: February 27, 2018
By:    /s/ Stephen M. Rodin
Stephen M. Rodin
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press release dated February 27, 2018 entitled "The Medicines Company Appoints Dr. Sarah Schlesinger to its Board of Directors".